EXHIBIT 99.1

Oblong Announces Reverse Stock Split

Shares Will Begin Trading on a Split-Adjusted Basis on January 4, 2023

January 3, 2023 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, announced today that it has filed an amendment to its certificate of incorporation that will effect a reverse stock split of the Company's issued and outstanding shares of common stock by a ratio of 1-for-15, as approved by the Company’s stockholders at its annual meeting and the Company’s board of directors. The reverse stock split will become effective at 5:00 PM Eastern Time on January 3, 2023, and the Company's shares of common stock will begin trading on a split-adjusted basis on the Nasdaq Capital Market at the commencement of trading on January 4, 2023 under the Company's existing trading symbol “OBLG.”

The reverse stock split is intended to increase the per share trading value of the Company’s common stock to satisfy the Nasdaq Capital Market’s continued listing standards. The reverse stock split will be effected simultaneously for all outstanding shares of the Company’s common stock, and will affect all of the Company’s stockholders uniformly. At the Effective Time, every 15 issued and outstanding shares of common stock will be converted into one share of common stock. The Company’s common stock has been assigned a new CUSIP number of 674434 204 in connection with the reverse stock split. The reverse stock split will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that it results in any of the Company’s stockholders owning a fractional share, as any resulting fractional share will be rounded up to the nearest whole share. The reverse stock split will reduce the number of shares of the Company’s common stock from approximately 30,816,048 shares to approximately 2,055,000 shares. The reverse stock split will not affect the number of authorized shares of the Company’s common stock or the par value of a share of common stock. Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options and warrants.

Information for Stockholders

Stockholders holding their shares in book-entry form with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, or in brokerage accounts, do not need to take any action in connection with the reverse stock split. Stockholders holding shares of the Company’s common stock with a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding their holdings. The Company’s transfer agent is also acting as the exchange agent for the reverse stock split, and will provide instructions to any stockholders holding certificated shares regarding the process for exchanging their share certificates.

Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole post-split share and no stockholders will receive cash in lieu of fractional shares.

Additional information regarding the reverse stock split is available in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) on November 28, 2022 and the Current Report on Form 8-K filed today with the SEC.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the impact of the reverse stock split on the per share trading value of the Company’s common stock and the Company’s intention to regain compliance with the Nasdaq Capital Market’s continued listing standards. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause the Company’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a meeting technology platform that offers simultaneous content sharing to optimize audience engagement and situational awareness. For more information, visit www.oblong.com and Oblong’s Twitter and Facebook pages.

Investor Relations Contact:
David Clark
investors@oblong.com
(213) 683-8863 ext 2205